EXHIBIT 99.1

Sales

[BUCA INC. LOGO]

47% CAGR

	1998	1999	2000	2001	2002	2003E
Sales (in 000’s)	$38,483	$71,528	$129,790	$175,635	$240,259	$265,000+
Number of Restaurants at Period End	19	34	51	68	91	105

Unit Growth

[BUCA INC. LOGO]

40% CAGR

	1998	1999	2000	2001	2002	2003E
Number of Restaurants
Existing Units	11	19	34	51	68	91
New Buca di Beppo’s	8	15	17	17	14	13
Vinny T’s					9	1

Total	19	34	51	68	91	105

Historical Restaurant Cash Flow

[BUCA INC. LOGO]

1999	2000	2001	2002
(in millions)
$14.2	$29.3	$35.9	$46.6

Historical Net Income

Dollars

[BUCA INC. LOGO]

1999	2000	2001	2002
(in millions)
$.7	$7.3	$6.8	$8.0

Historical Operating Income

Before Special Charges

[BUCA INC. LOGO]

1999	2000	2001	2002
(in millions)
$1.5	$11.1	$12.4	$14.4